EXHIBIT C

                                           TREVOR WEYLAND
MARSH                                      Senior Vice President

                                           Marsh Risk & Insurance Services
                                           One California Street
                                           San Francisco, CA 94111
                                           California Insurance License #0437153
                                           415 743 8479  Fax 415 743 8082
                                           Trevor.weyland@marsh.com
                                           www.marsh.com

May 17, 2005

Mr. Robert Aufenanger
Chief Financial Officer
U.S. Trust Company Private Equity Division
225 High Ridge Road
Stamford CT 06905

Subject:
UST PRIVATE EQUITY INVESTORS FUND, INC, ET AL.
POLICY PERIOD:  4/26/05 TO 4/26/06

Dear Robert:

As requested, I have examined the Fidelity Bond limit requirements, as prescribed in Rule 17g-1 for the five funds insured under Bond 81458705. This limits analysis is based upon the total asset value of each fund as stated in the relevant renewal application.

The results of the analysis are as follows:


--------------------------------------------------------------- -------------------------------- ---------------------
                             Fund                                 Asset Value ($ In Millions)       Required Limit
--------------------------------------------------------------- -------------------------------- ---------------------
Excelsior Private Equity Fund II, Inc.                          $41.0                            $350,000
--------------------------------------------------------------- -------------------------------- ---------------------
Excelsior Venture Partners III, LLC                             $123.3                           $525,000
--------------------------------------------------------------- -------------------------------- ---------------------
Excelsior Venture Investors III, LLC                            $0.2                             $75,000
--------------------------------------------------------------- -------------------------------- ---------------------
Excelsior Directional Hedge Fund of Funds, LLC                  $240.1                           $600,000
--------------------------------------------------------------- -------------------------------- ---------------------
Excelsior Absolute Return Hedge Fund of Funds, LLC              $224.0                           $600,000
--------------------------------------------------------------- -------------------------------- ---------------------
Excelsior Absolute Return Hedge Fund of Funds, LTD.             $26.8                            $300,000
--------------------------------------------------------------- -------------------------------- ---------------------
Excelsior Absolute Return Hedge Fund of Funds Master Fund, LLC  $0                               $0
--------------------------------------------------------------- -------------------------------- ---------------------
Excelsior Buyout Investors, LLC                                 $72.4                            $400,000
--------------------------------------------------------------- -------------------------------- ---------------------
Excelsior Buyout Partners, LLC                                  $32.2                            $350,000
--------------------------------------------------------------- -------------------------------- ---------------------
                                                                                   Total Limit:  $3,200,000
--------------------------------------------------------------- -------------------------------- ---------------------


As you are aware, the limit under the current bond is $3,500,000. Therefore, according to these calculations, the bond amount is sufficient to meet requirements of Rule 17g-1.

Sincerely,


/s/ Trevor Weyland
Trevor Weyland
Senior Vice President

s:\dep\fpro-finpro\000 finpro by year\0 2005\clients\charles schwab\us trust\ us trust rule 17g-1 letter 05-06.doc



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